Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) [    ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

N/A	95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street, Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Legal Department

The Bank of New York Mellon Trust Company, N.A.

One Wall Street, 15th Floor

New York, NY 10286

(212) 635-1270

(Name, address and telephone number of agent for service)

STANDARD PACIFIC CORP.

(Exact name of obligor as specified in its charter)

Delaware	33-0475989
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26 Technology Drive Irvine, California	92618
(Address of principal executive offices)	(Zip code)

(See table of co-obligors on following page)

Standard Pacific Corp.’s 10.750% Senior Notes due 2016

(Title of the indenture securities)

TABLE OF CO-OBLIGORS

The following direct and indirect wholly-owned subsidiaries of Standard Pacific Corp. will guarantee Standard Pacific Corp.’s 10.750% Senior Notes due 2016 and are co-obligors.

Name of Subsidiary Guarantor	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Barrington Estates, LLC	Delaware	20-4532769

CH Construction, Inc.	Delaware	20-0340137

CH Florida, Inc.	Delaware	73-1655648

Hilltop Residential, Ltd.	Florida	20-4357502

HSP Arizona, Inc.	Delaware	86-0927140

HSP Tucson, Inc.	Delaware	20-1372059

HWB Construction, Inc.	Delaware	27-0019250

HWB Investments, Inc.	Delaware	27-0019252

Lagoon Valley Residential, LLC	California	20-2636836

LB/L-Duc II Franceschi, LLC	Delaware	95-4847477

Pala Village Investments, Inc.	Delaware	43-1966616

Residential Acquisition GP, LLC	Florida	20-4357574

SP Colony Investments, Inc.	Delaware	74-3044903

SP Coppenbarger Investments, Inc.	Delaware	20-0340118

SP La Floresta, Inc.	Delaware	20-0480222

SPNS Golden Gate, LLC	Delaware	33-0549584

Standard Pacific 1, Inc.	Delaware	20-4356066

Standard Pacific 1, LLC	Delaware	20-4357090

Standard Pacific 2, LLC	Delaware	20-4357125

Standard Pacific of Arizona, Inc.	Delaware	86-0927144

Standard Pacific of Central Florida GP, Inc.	Delaware	74-3044904

Standard Pacific of Central Florida, general partnership	Florida	74-3044855

Standard Pacific of Colorado, Inc.	Delaware	94-3361834

Standard Pacific of Florida GP, Inc.	Delaware	20-4356126

Standard Pacific of Fullerton, Inc.	Delaware	33-0702275

Standard Pacific of Illinois, Inc.	Delaware	20-3317424

Standard Pacific of Jacksonville GP, Inc.	Delaware	20-0302127

Standard Pacific of Jacksonville, general partnership	Florida	11-3708719

Standard Pacific of Las Vegas, Inc.	Delaware	20-2834287

Standard Pacific of Orange County, Inc.	Delaware	33-0558026

Standard Pacific of South Florida GP, Inc.	Delaware	27-0019247

Standard Pacific of South Florida, general partnership	Florida	65-0643480

Standard Pacific of Southwest Florida GP, Inc.	Delaware	74-3066978

Standard Pacific of Southwest Florida, general partnership	Florida	81-0579292

Standard Pacific of Tampa GP, Inc.	Delaware	41-2062547

Standard Pacific of Tampa, general partnership	Florida	81-0579276

Standard Pacific of Texas, Inc.	Delaware	20-4356880

Standard Pacific of the Carolinas, LLC	Delaware	59-3483072

Standard Pacific of Tonner Hills, LLC	Delaware	20-0350714

Standard Pacific of Tucson, Inc.	Delaware	20-1372020

Standard Pacific of Walnut Hills, Inc.	Delaware	03-0505710

Westfield Homes USA, Inc.	Delaware	71-0898386

Item 1.	General information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-135006)

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-135006).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-135006).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-135006).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 5th day of November, 2009.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/ Sharon McGrath
Name:	Sharon McGrath
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business June 30, 2009, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,627
Interest-bearing balances	111,263
Securities:
Held-to-maturity securities	22
Available-for-sale securities	492,259
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	11,783
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Not applicable
Intangible assets:
Goodwill	876,153
Other Intangible Assets	258,262
Other assets	157,588

Total assets	$1,911,958

LIABILITIES

Deposits:
In domestic offices	599
Noninterest-bearing	599
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	195,831
Total liabilities	465,121
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	321,726
Accumulated other comprehensive income	2,591
Other equity capital components	0
Total equity capital	1,446,837

Total liabilities and equity capital (sum of items 21 and 28)	1,911,958

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz        )            Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, VP	)